Exhibit (h)(2)

FS INVESTMENT CORPORATION IV

Up to 250,000,000 Shares of Common Stock, $0.001 par value per share

FORM OF SELECTED DEALER AGREEMENT

Dated:

Ladies and Gentlemen:

Subject to the terms described herein below, FS Investment Solutions, LLC, as the dealer manager (“Dealer Manager”) for FS Investment Corporation IV, a Maryland corporation (the “Corporation”), invites you, (“Selected Dealer”) to participate in the distribution of up to 250,000,000 shares of common stock of the Corporation, $0.001 par value per share, to be issued and sold to the public on a “best efforts” basis. The Company is currently only offering shares of Class T common stock (the “Class T Shares”) at the current offering price as set forth in Section III hereof, which may be subject to change as set forth in the registration statement on Form N-2 filed by the Corporation (File No. 333-204239), which includes the Corporation’s prospectus, as amended or supplemented from time to time (the “Prospectus”). The term “Offered Shares” as used herein shall refer to the Class T shares permitted to be sold pursuant to the offering terms and conditions as set forth in the Prospectus.

I.	Dealer Manager Agreement

FSIC IV Advisor, LLC, a Delaware limited liability company, is the investment adviser of the Corporation (the “Adviser”). The Dealer Manager has entered into a second amended and restated dealer manager agreement with the Corporation and the Adviser dated January 25, 2017, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). Upon effectiveness of this Selected Dealer Agreement (this “Agreement”) pursuant to Section XIV below, you will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Selected Dealer, including, but not limited to, the provisions of Sections 2.5 and 4.3 regarding suspension of offers and sales of Offered Shares, Section 4.1 regarding solicitation of subscriptions of Offered Shares, Section 4.2 regarding regulatory compliance, Section 5, wherein each of the Selected Dealers severally agrees to indemnify and hold harmless the Corporation, the Adviser, the Dealer Manager and their respective officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding submission of subscriptions for Offered Shares, and Section 14 regarding suitability of investors and compliance procedures for offers and sales of Offered Shares. Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement. The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other properly licensed financial intermediaries.

Selected Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative, or partner of the Dealer Manager, the Corporation or the Adviser, and Selected Dealer is not authorized to act for the Dealer Manager, the Corporation or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Corporation, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Corporation in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Corporation uses printed materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager intended for “broker-dealer use only,” Selected Dealer shall use such “broker-dealer use only” materials in accordance with Section VII below.

II.	Submission of Orders

Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft or wire (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares. There shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Corporation to the Dealer Manager). Additional purchases of Offered Shares shall be in increments of $500 per transaction, except for purchases made pursuant to the Corporation’s distribution reinvestment plan (“DRP”), as described in the Prospectus. Any minimum purchase amount may be waived in the sole discretion of the Corporation. Prior to the Corporation raising gross offering proceeds of $1,000,000 from persons not affiliated with the Corporation or the Adviser (the “Minimum Offering”), persons who purchase Offered Shares shall make their checks payable to “UMB Bank, N.A., as escrow agent for FS Investment Corporation IV.” Subsequent to the Corporation raising the Minimum Offering, persons who purchase Offered Shares shall make their checks payable to “FS Investment Corporation IV.” Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions or for a sale of Offered Shares not meeting the offering terms and conditions of the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. If Selected Dealer instructs its customers to make its check for Offered Shares subscribed for payable directly to Selected Dealer, in which case Selected Dealer will collect the proceeds of the subscriber’s check and issue a check for the aggregate amount of the subscription proceeds made payable to the order of “FS Investment Corporation IV,” Selected Dealer represents that it is a “$250,000” broker dealer. Selected Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated September 21, 2015 (the “Escrow Agreement”), by and among UMB Bank, N.A. (the “Escrow Agent”), the Dealer Manager and the Corporation.

(a) If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent.

(b) If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent.

Selected Dealer understands that the Corporation reserves the unconditional right to reject any order, in whole or in part, for any or no reason.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Transfer Agent. The Processing Broker-Dealer shall furnish with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

III.	Pricing

Except as otherwise provided in the Prospectus, the Offered Shares shall be offered to the public at current offering price (the “Current Offering Price”) and in accordance with the offering terms and conditions as set forth in the Prospectus and payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Selected Dealer by the Corporation or Dealer Manager, a minimum initial purchase of $5,000 in Offered Shares is required. Minimum subsequent purchases of Offered Shares shall be $500 per transaction. After meeting the Minimum Offering, the Corporation will sell the Offered Shares on a continuous basis at the Current Offering Price per Offered Share, subject to the adjustments described in or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

For stockholders of the Corporation who elect to participate in the DRP, the cash otherwise distributable to them will be invested in additional shares of the same class or classes held by the participating stockholder. No selling commissions or dealer manager fees will be paid with respect to shares issued under the DRP. The Corporation will pay the plan administrator’s fees under the DRP.

The Offered Shares are nonassessable. Selected Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus.

IV.	Selected Dealer’s Compensation

Except as described in the Prospectus and except as set forth in Schedule I to this Agreement, Selected Dealer’s selling commission applicable to the total public offering price of Offered Shares sold by Selected Dealer which it is authorized to sell pursuant to the offering terms and conditions of the Prospectus is up to 3.00% of the gross proceeds received from the sale of Offered Shares sold by it and accepted and confirmed by the Corporation, which commission will be paid by the Dealer Manager (the “Upfront Selling Commissions”). For these purposes, a “sale of Offered Shares” shall occur following the release from escrow of the Minimum Offering proceeds, and, if, and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Corporation has thereafter distributed the Upfront Selling Commission to the Dealer Manager in connection with such transaction.

In addition, the Dealer Manager may reallow all or a portion of a dealer manager fee (the “Dealer Manager Fee”) to the Selected Dealer as marketing fees or to defray other distribution-related expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold by Selected Dealer, the assistance of Selected Dealer in marketing the offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering. Such reallowance shall be described in Schedule 1 to this Agreement.

No Dealer Manager Fees will be payable to Selected Dealer with respect to Offered Shares sold to any “benefit plan investor” as that term is defined in ERISA § 3(42), 29 U.S.C. § 1003(42); provided, however, it is the sole responsibility of Selected Dealer to ensure no Dealer Manager Fee is received on behalf of such Offered Shares and the Dealer Manager and Corporation are not liable for any Dealer Manager Fees paid with respect to Offered Shares sold to any “benefit plan investor.”

In addition to the Upfront Selling Commissions and Dealer Manager Fees described above, the Dealer Manager will receive an annual distribution fee (the “Distribution Fee”) of up to 1.00% of the estimated value of the Offered Shares, as determined in accordance with applicable FINRA rules and subject to the annual approval of the Corporation’s board of directors and its acknowledgment of compliance with terms of any distribution plan required to be adopted by it. The Distribution Fee will accrue daily and be payable to the Dealer Manager on a monthly basis and in accordance with the offering terms and conditions as set forth in the Prospectus. No Distribution Fee will be payable for any Offered Shares issued under the DRP. All Distribution Fees payable with respect to the sales of Class T Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus. As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the Distribution Fee with respect to the Offered Shares to the Selected Dealer. Such reallowance shall be described in Schedule 1 to this Agreement.

Further, as set forth in the Prospectus, the Offered Shares will automatically convert to shares of the No Load Share Class (as defined in the Prospectus) subject to and upon the satisfaction of certain conditions as described in the Prospectus.

Selected Dealer hereby waives any and all rights to receive payment of the Upfront Selling Commissions, Dealer Manager Fees and Distribution Fees due until such time as the Dealer Manager is in receipt of such Upfront Selling Commissions, Dealer Manager Fees and Distribution Fees from the Corporation. Selected Dealer affirms that the Dealer Manager’s liability for Upfront Selling Commissions, Dealer Manager Fees and Distribution Fees payable is limited solely to the proceeds receivable associated therewith.

Selected Dealer hereby acknowledges that the Corporation may reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Corporation, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Corporation that would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the primary Offered Shares, excluding reimbursement of bona fide due diligence expenses.

Selected Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Selected Dealer in respect of the purchase of Offered Shares by a Selected Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or its registered representative), or by an officer, director or employee of the Corporation, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing underwriting compensation, including the Upfront Selling Commissions, Dealer Manager Fees and Distribution Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Selected Dealer’s interest in the offering is limited to such compensation from the Dealer Manager and Selected Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Corporation is not liable or responsible for the direct payment of such Upfront Selling Commissions, Dealer Manager Fees or Distribution Fees to Selected Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Selected Dealers for bona fide accountable due diligence expenses incurred by such Selected Dealers. Selected Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

V.	Payment

Payments of any Upfront Selling Commissions, Dealer Manager Fees and Distribution Fees will be made by the Dealer Manager (or by the Corporation as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Selected Dealer within 30 days of the receipt by the Dealer Manager of the gross Upfront Selling Commission, Dealer Manager Fee or Distribution Fee payments, as applicable, from the Corporation.

Selected Dealer, in its sole discretion, may authorize Dealer Manager (or the Corporation as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit Upfront Selling Commissions, Dealer Manager Fees, Distribution Fees and other payments due to it pursuant to this Agreement directly to its bank account. If Selected Dealer so elects, Selected Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Corporation, which reserves the right to reject any order, in whole or in part, for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Corporation is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within 15 days of sale, the Corporation reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Selected Dealer agrees to return to the Dealer Manager within 30 days thereafter any Upfront Selling Commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Selected Dealer fails to so return any such Upfront Selling Commission or Dealer Manager Fee, the Dealer Manager shall have the right to offset amounts owed against future Upfront Selling Commissions, Dealer Manager Fees or Distribution Fees due and otherwise payable to Selected Dealer.

VII.	Prospectus and Authorized Sales Materials

Selected Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Selected Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Selected Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such

Prospectus supplement, amended Prospectus or Authorized Sales Materials. Selected Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Selected Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Corporation in writing other than the Prospectus and the Authorized Sales Materials. Selected Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Selected Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of 90 days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Selected Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

VIII.	License and Association Membership

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Corporation and the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. Selected Dealer represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Dealer’s principal office is located. Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. Selected Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules”), including, without limitation, FINRA Rules 2090, 2111, 2310, 2340, 5110 and 5141 and NASD Rules 2340 and 2420.

IX.	Anti-Money Laundering Compliance Programs

Selected Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Corporation and the Dealer Manager that Selected Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, U.S. Securities and Exchange Commission (the “SEC”) Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA

PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. In addition, Selected Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Selected Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Selected Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Selected Dealer are “customers” of Selected Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Selected Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Corporation’s stockholders introduced to, and serviced by, Selected Dealer (the “Customers”). Notwithstanding the foregoing, Selected Dealer shall not be required to provide to the Dealer Manager any documentation that, in Selected Dealer’s reasonable judgment, would cause Selected Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Selected Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Selected Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Corporation, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

X.	Limitation of Offer; Suitability

Selected Dealer will offer Offered Shares only to persons who meet the suitability standards for the Offered Shares set forth in the Prospectus and in accordance with the offering and conditions contained therein, or in any suitability letter or memorandum sent to it by the Corporation or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Offered Shares are available for purchase by persons meeting the suitability standards described in the Prospectus. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Selected

Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Selected Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Selected Dealer further represents, warrants and covenants that neither Selected Dealer, nor any person associated with Selected Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Selected Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Selected Dealer, or a person associated with Selected Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Corporation) concerning his age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Selected Dealer, or person associated with Selected Dealer, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Corporation, and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. Selected Dealer further represents, warrants and covenants that Selected Dealer, or a person associated with Selected Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Selected Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Selected Dealer agrees to retain such documents and records in Selected Dealer’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Corporation upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Selected Dealer further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Offered Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Corporation. Selected Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Selected Dealer’s customer and his or her signature on a Subscription Agreement.

XI.	Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Selected Dealer shall have conducted an inquiry (the “Diligence Review”) such that Selected Dealer has reasonable grounds to believe, based on information made available to Selected Dealer by the Corporation or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Selected Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Corporation and its Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports. Notwithstanding the foregoing, Selected Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Selected Dealer, provided that: (i) such Selected Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Selected Dealer; (ii) the results of the inquiry were provided to Selected Dealer with the consent of the other Selected Dealer conducting or directing the inquiry; and (iii) no Selected Dealer that participated in the inquiry is an affiliate of the Corporation or its Adviser. Prior to the sale of the Offered Shares, Selected Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including specifically the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Corporation or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XII.	Compliance with Record Keeping Requirements

Selected Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Corporation.

XIII.	Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or Selected Dealer), the Offered Shares or the Corporation.

XIV.	Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by Selected Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Selected Dealer and the Dealer Manager, if any.

XV.	Termination; Survival; Amendment

Selected Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Corporation or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Corporation or the Dealer Manager. Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Corporation’s directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Corporation and who have no direct or indirect financial interest in the operation of the Corporation’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Corporation or the affected class of common stock, on not more than sixty (60) days’ written notice to the Dealer Manager and Selected Dealer; and will automatically terminate in the event of its assignment (as defined in the Investment Company Act). This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Dealer, and any such amendment shall be deemed accepted by Selected Dealer upon placing an order for sale of Offered Shares after it has received such notice.

The respective agreements and obligations of Selected Dealer and the Dealer Manager set forth in Articles I, IV, V, VII, VIII, X, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX, XXI, XXIV and XXV of this Agreement and Section 5 of the Dealer Manager Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Selected Dealer, Selected Dealer agrees to pay Selected Dealer’s proportionate share of any claim, demand or liability asserted against Selected Dealer and the other Selected Dealers on the basis that the Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Selected Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVI.	Privacy Laws

The Dealer Manager and Selected Dealer (each referred to individually in this section as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.	Electronic Signatures and Electronic Delivery of Documents

If Selected Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selected Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC and FINRA (collectively, “Electronic Signature Law”)), to the extent the Corporation allows the use of Electronic Signature, in whole or in part, Selected Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; and (iii) Selected Dealer will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached as Exhibit B hereto. Selected Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit C hereto.

If Selected Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any Person, Selected Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA and state securities administrators and any other laws or regulations related to the electronic delivery of prospectuses. In particular, and without limitation, Selected Dealer shall comply with the requirement under certain Statements of Policy adopted by the North American Securities Administrators Association that a sale of Offered Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Selected Dealer shall obtain and document its receipt of the informed consent of individuals seeking to invest in the Corporation prior to delivering the Prospectus in electronic format to such individuals, which documentation shall be maintained by Selected Dealer and made available to the Corporation and/or the Dealer Manager upon request.

XVIII.	Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to FS Investment Solutions, LLC, 201 Rouse Boulevard, Philadelphia, PA 19112, and to Selected Dealer when mailed to the address specified by Selected Dealer below.

XIX.	Attorneys’ Fees; Applicable Law and Venue

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be formed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XX.	Successors and Assigns

Selected Dealer shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager. This Agreement shall be binding upon the Dealer Manager and Selected Dealer and their respective successors and permitted assigns.

XXI.	Arbitration

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Philadelphia FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 5 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXII.	Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXIII.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile transmission.

XXIV.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Selected Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Corporation or the other Selected Dealers; instead, this Agreement shall only constitute Selected Dealer as a dealer authorized by the Dealer Manager to sell the Offered Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XXV.	Confidentiality

Dealer Manager, the Corporation, Franklin Square Holdings, L.P. (“FSH”) or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, collectively, the “FS Entities”) may have provided and will furnish to Selected Dealer or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable Selected Dealer to perform a diligence review. This information furnished to Selected Dealer or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Selected Dealer or its affiliates and any FS Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Selected Dealer or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Selected Dealer or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Selected Dealer on a non-confidential basis from a source other than an FS Entity that has a bona fide right to do so and which is not subject to any obligation to keep such information confidential. In consideration of the FS Entities furnishing Selected Dealer or its affiliates or Representatives with the Information, Selected Dealer agrees that:

(a) The Information will be kept confidential and shall not, without FSH’s prior written consent, be disseminated or disclosed by Selected Dealer or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Selected Dealer or its affiliates or Representatives, other than in connection with performing the diligence review contemplated by Section XI of this Agreement. Moreover, Selected Dealer agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the diligence review contemplated by Section XI of this Agreement, who are informed by Selected Dealer of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section XXV.

(b) All copies of the Information will be returned to FSH or destroyed upon FSH’s request.

(c) In the event that Selected Dealer or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Selected Dealer will provide FSH with prompt written notice so that any of the FS Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that FSH waives compliance with the provisions of this Agreement, Selected Dealer shall disclose such Information without liability hereunder; provided, however, that Selected Dealer will furnish only that portion of the Information which, in the opinion of its counsel, Selected Dealer is compelled to disclose and will not oppose any action by FSH to obtain reliable assurance that confidential treatment will be accorded the Information. Selected Dealer further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Selected Dealer further agrees to cooperate with the FS Entities in obtaining a protective order or other appropriate remedy.

(d) In no event shall any of the FS Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Selected Dealer or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Selected Dealer agrees that the Information is and shall remain the property of FSH and that none of the FS Entities has granted Selected Dealer or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e) Selected Dealer hereby acknowledges that Selected Dealer is aware, and that Selected Dealer will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Selected Dealer further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and Selected Dealer undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f) FSH has the right to enforce this Section XXV as a third-party beneficiary.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

FS INVESTMENT SOLUTIONS, LLC

By:
President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Selected Dealer:

Full Legal Name:

(to be completed by Selected Dealer)

Type of Entity:

(to be completed by Selected Dealer)

Organized in the State of:

(to be completed by Selected Dealer)

Tax Identification Number:

(to be completed by Selected Dealer)

FINRA/CRD Number:

(to be completed by Selected Dealer)

2. Any notice under this Agreement will be deemed given pursuant to Section XVIII hereof when delivered to Selected Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

Date:

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS INVESTMENT CORPORATION IV (CLASS T)

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

BROKERAGE PLATFORM: SELLING COMMISSIONS, DEALER MANAGER FEE REALLOWANCE AND DISTRIBUTION FEE REALLOWANCE FOR OFFERED SHARES SOLD IN TRANSACTIONS WHERE FULL BROKERAGE COMMISSIONS ARE PAID:

The Selected Dealer’s aggregate Upfront Selling Commission applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Corporation will be the percentage of the gross proceeds for such Offered Shares set forth below:

3.00%

The Selected Dealer’s Dealer Manager Fee applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Corporation will be the percentage of the gross proceeds for such Offered Shares set forth below:

1.25%

The Selected Dealer’s Distribution Fee applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Corporation will be the percentage of the estimated value as determined in accordance with applicable FINRA rules for such Offered Shares set forth below:

1.00%

☐	Please check to indicate that Selected Dealer permits advisory pricing

☐	Please check to indicate that Selected Dealer DOES NOT permit advisory pricing

ADVISORY PLATFORM: PRICING AND DISTRIBUTION FEE REALLOWANCE FOR OFFERED SHARES SOLD TO INVESTORS NET OF RETAIL BROKERAGE COMMISSIONS (to be completed if and only if Selected Dealer is authorized to sell on an advisory platform)

In this case, the Selected Dealer will not receive any Upfront Selling Commission or Dealer Manager Fee. Accordingly, the purchase price of the Offered Shares, if any, purchased by each client of the Selected Dealer through an advisory platform will be equal to 95.75% of the public offering price.

The Dealer Manager shall reallow a portion of the Distribution Fee to the Selected Dealer for the Offered Shares sold by the Selected Dealer in an amount equal to 0.42% of the estimated value of the Offered Shares as determined in accordance with applicable FINRA rules.

“DEALER MANAGER”	“SELECTED DEALER”

FS INVESTMENT SOLUTIONS, LLC		:
(Print Name of Selected Dealer)

By:	By:
President	Name:
Title:

SCHEDULE 2

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS INVESTMENT CORPORATION IV (CLASS T)

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer hereby authorizes the Dealer Manager or its agent to deposit Upfront Selling Commissions, Dealer Manager Fees, Distribution Fees and other payments due to it pursuant to this Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Selected Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Selected Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selected Dealer for an amount not to exceed the amount of the erroneous deposit. Instructions provided pursuant to this Schedule 2 will supersede the instructions provided by Selected Dealer with respect to all other funds sponsored by FS Investments.

☐  ACH                             ☐  Wire

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELECTED DEALER”

(Print Name of Selected Dealer/Beneficiary)

By:

Name:

Title:

Date:

For direct access to commission information, including support and allocation, please enroll in DST Internet Dealer Commissions (IDC). IDC allows a Selected Dealer to obtain commission statements at any time following the processing period. Please log on to www.DSTIDC.com to request access to reporting for all FS Investments investments. For further assistance, call the DST IDC team at 1-800-214-2101 or email commissions@dstsystems.com.

SCHEDULE 3

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC

Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Guam	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	U.S. Virgin Islands
☐	Maine	☐	Utah
☐	Maryland	☐	Vermont
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming

EXHIBIT A

DEALER MANAGER AGREEMENT

EXHIBIT B

ELECTRONIC SIGNATURE USE RULES OF ENGAGEMENT

In consideration of the Corporation allowing Selected Dealer and Selected Dealer’s clients to authorize certain account-related transactions and/or requests, in whole or in part, by Electronic Signature (as such term is defined in Section XVII hereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree:

1.	That Selected Dealer has selected an appropriate electronic signature technology that: (a) adheres to applicable Electronic Signature Law; (b) provides a visible indication that an Electronic Signature was affixed to the relevant document and displays the date on which such Electronic Signature was affixed thereto; (c) employs an authentication process to establish signer’s identity and authority to sign (the “Authentication Process”); (d) prevents the Electronic Signature from repudiation; (e) protects the signed record from undetected and unauthorized alteration after signing; (f) requires the signer to scroll to the bottom of each page of any document to be signed before advancing to the next page, (g) requires the signer to separately sign or initial each representation made in the subscription agreement, and (h) utilizes a password protected interface to provide client access to documents to be signed electronically or which have previously been signed electronically. The Authentication Process will comply with the Customer Identification Program requirements of the USA Patriot Act.

2.	That (a) Selected Dealer shall advise clients that participation in the Electronic Signature program is optional and that participation in the Electronic Signature program is not a condition for participation in any investment; (b) clients must expressly opt into the Electronic Signature program to participate; (c) any client that fails to make an election will execute paper subscription documents; (d) clients may terminate their participation in the Electronic Signature program at any time; (e) clients that elect to participate in the Electronic Signature program will have the ability to elect to receive the Prospectus and other materials electronically or in paper form; (f) the same investment opportunities will be available to the client, regardless of whether the client participates in the Electronic Signature program; (g) the use of Electronic Signatures will not affect the Selected Dealer’s obligation to make the suitability determinations that are required under this Selected Dealer Agreement and the Dealer Manager Agreement; and (h) Selected Dealer maintains and will comply with written policies and procedures covering its use of Electronic Signatures.

3.	That Selected Dealer will maintain a copy (the “Record”) of each Electronic Signature used to execute a transaction and/or request for the life of the account and a minimum of seven years after the account is closed, or for such longer period as any law, rule or regulation may require. Selected Dealer will provide such Record to the Corporation and/or the Dealer Manager upon request. Supporting documentation for the use of any Electronic Signature will be maintained and available to the Corporation and/or the Dealer Manager upon request. Selected Dealer will maintain all Records in accordance with applicable recordkeeping obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations.

4.	Electronic Signature may only be used to the extent permitted by the Corporation.

5.	That the consent of Selected Dealer’s client will be obtained for the use of Electronic Signature prior to delivery of any Electronic Signature to the Dealer Manager or the Corporation. For each transaction and/or request submitted, the signer must be informed that an Electronic Signature is being created. If a party must sign or initial a single document in more than one place, a separate signature or expression of intent to sign will be obtained for each location where a signature is required. If multiple documents are to be signed, a separate signature or expression of intent to sign will be obtained for each document.

6.	That, if Electronic Signature credentials may be used multiple times, Selected Dealer will use a procedure to identify and de-activate expired, withdrawn or compromised credentials. Selected Dealer will establish procedures for removing Electronic Signature credentials when a client no longer wishes to participate in the use of Electronic Signature.

7.	That Selected Dealer may not limit its clients to the use of Electronic Signature or electronic delivery of documents only. Selected Dealer will allow its clients to elect to sign any document with a manual signature. Selected Dealer will allow its clients to elect to receive any document in paper format. Selected Dealer may not charge its clients different fees or expenses based on their election to participate, or not to participate, in the Electronic Signature program. Selected Dealer will obtain and document its receipt of the informed consent of individuals seeking to invest in the Corporation prior to delivering the Prospectus in electronic format to such individuals, which documentation will be maintained by Selected Dealer and made available to the Corporation and/or the Dealer Manager upon request.

That Selected Dealer will provide clients participating in the Electronic Signature program a written confirmation of purchase, which may be provided in electronic or paper format at the election of the client.

EXHIBIT C

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

Selected Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XVII hereof). In consideration of the Corporation allowing Selected Dealer and its clients to certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Corporation, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected Dealer’s representations or covenants set forth in Section XVII hereof or the representations described below.

The Selected Dealer represents that it will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached hereto as Exhibit B. Selected Dealer represents that the Corporation may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected Dealer’s client given with such client’s prior authorization and consent. Selected Dealer represents that the Corporation may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected Dealer’s client received all disclosures required by applicable Electronic Signature Law. Selected Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Corporation.